UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2011 (November 17, 2011)

CHINA AUTO LOGISTICS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 87 No. 8 Coastal Way, Floor 2
Construction Bank, FTZ
Tianjin Province
The People’s Republic of China  300461
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Two proposals were submitted to a vote of, and were approved by, the stockholders of China Auto Logistics Inc. (the “Company”) at the 2011 annual meeting of stockholders, which was held on November 17, 2011.  The first proposal was for the election of seven nominees to serve as directors of the Company until the end of their respective terms.  The second proposal was to ratify the appointment Marcum LLP as the Company’s independent registered public accountants for the fiscal year 2011.  Additional information about the proposals can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 5, 2011.

Of the 22,163,427 shares of stock issued and outstanding and entitled to vote at the annual meeting, 14,753,318 shares were represented in person or by proxy, which constituted approximately 66.56% of the total votes entitled to be cast at the meeting.  Each share of common stock outstanding is entitled to one vote.

Proposal 1 – Election of Directors

The voting results for the election of Directors were as follows:

	Number of	Number of
	Shares Voted for	Shares Withheld

Tong Shiping	11,233,542	7,991
Cheng Weihong	11,232,042	9,491
Yang Bin	11,233,242	8,291
Howard Barth	11,233,242	8,291
Gao Yang	11,231,742	9,791
Qu Zhong	11,233,542	7,991
Kong Xiaoyan	11,233,242	8,291

There were no votes against any nominee.  There were 3,511,785 broker non-votes for this proposal.

Proposal 2 – Ratification of the Appointment of Marcum LLP to serve as the Company’s independent registered public accountants for the fiscal year 2011

The voting results for the ratification of the appointment of Marcum LLP to serve as the Company’s independent registered public accountants for the fiscal year 2011 were as follows:

For: 14,660,515	Against: 92,803	Abstain: 0

There were no broker non-votes for this proposal.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2011

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer